Exhibit 99.1

CONSULTING AGREEMENT

1.           Parties

The parties to this Agreement are SECOND SIGHT MEDICAL PRODUCTS, INC., with its principal place of business at 12744 San Fernando Road, Suite 400, Sylmar, California, 91342 (hereinafter referred to as "COMPANY") and, Robert J. Greenberg, M.D. Ph.D. with his/her/its principal place of business at ████████████████████████ (hereinafter referred to as "CONSULTANT").

2.           Services

At times and places agreed upon in advance and in writing by CONSULTANT and either the CEO or VP R&D of the COMPANY during the term of this Agreement, CONSULTANT shall provide to COMPANY consulting and advisory services as to the design and clinical study for the visual prosthetics (hereinafter referred to as the "SUBJECT") now under development at the COMPANY. CONSULTANT shall not solicit any employee or independent contractor of the COMPANY on behalf of any other business nor induce any employee or independent contractor associated with the COMPANY to terminate or breach an employment, contractual or other relationship with the COMPANY, for the term of this agreement. Nothing herein shall prevent Consultant from performing services for the Alfred Mann Foundation.

3.           Compensation

The COMPANY agrees to pay and CONSULTANT agrees to accept as consideration for the services to be provided under paragraphs 2 and 5 hereof, a sum computed at the rate of One Thousand Dollars ($1,000) per hour, the sum earned in each calendar month to be payable at the end of that month upon presentation by CONSULTANT of a suitable invoice that contains detailed accountings of the work provided during the hours that are reflected. In addition, COMPANY shall reimburse CONSULTANT for all reasonable out-of-pocket expenses associated with travel and lodging, when such travel is undertaken at the written request of the COMPANY, provided receipts for such expenses are submitted to the COMPANY within thirty (30) days after such expenses are incurred. Any travel time by Consultant shall be compensable and shall be at the rate of five hundred dollars ($500.00) per hour.

4.           Confidentiality

A.   Except as set forth below, all information disclosed by COMPANY to CONSULTANT as to SUBJECT shall be treated as confidential and proprietary information of the COMPANY and CONSULTANT shall only use such information for the benefit of the COMPANY in the rendering of services for the COMPANY and shall not otherwise use or disclose such information to others without express, written permission of an officer of the COMPANY authorized to grant such permission. CONSULTANT’s obligations of confidentiality shall extend for the term of this agreement and for five (5) years thereafter. Upon termination of this Agreement, CONSULTANT shall immediately return to the COMPANY all drawings, writings, recordings and records of every type (including all copies thereof) embodying in any form any confidential information of the COMPANY. The foregoing limitations of confidentiality shall not apply to information which CONSULTANT can establish by documentary evidence, (i) was at the time of disclosure to CONSULTANT, already in the public domain, or already known to CONSULTANT (except information previously acquired by CONSULTANT directly or indirectly from the COMPANY or from a third party under a continuing obligation of confidence to the COMPANY), or (ii) subsequent to its disclosure to CONSULTANT, entered the public domain through no fault of CONSULTANT or was received by CONSULTANT from a third party not owing a duty of confidence to the COMPANY. Disclosure of COMPANY information will not be precluded if such disclosure is in response to a valid order of a United States court, other governmental body, or any political subdivision thereof or is otherwise required to be disclosed by law; provided, however, that the CONSULTANT will first provide written notice to the COMPANY so that the COMPANY may seek an appropriate protective order.

B.   CONSULTANT agrees that in rendering services to the COMPANY, CONSULTANT shall only disclose to the COMPANY information which CONSULTANT has the right to freely disclose without incurring legal liability to or violating rights of others.

5.           Inventions, Works of Authorship

All ideas, inventions, developments and improvements conceived and/or reduced to practice, and all works of authorship generated by CONSULTANT, alone or with others, during the term of this Agreement for the SUBJECT on which the Company is working shall be the exclusive property of the COMPANY. CONSULTANT agrees to (i) promptly and fully disclose in writing to the COMPANY all such ideas, inventions, developments, improvements and works of authorship; (ii) assign all such ideas, inventions, developments, improvements and works of authorship to the COMPANY; (iii) assist the COMPANY, at the COMPANY'S expense, in obtaining patents on any such ideas, inventions, developments and improvements and copyrights on such works of authorship; (iv) execute all documents necessary to obtain such patents and copyrights in the name of the COMPANY; and (v) maintain all information as to such ideas, inventions, developments, improvements and works of authorship, as confidential information of the COMPANY subject to the obligations of confidentiality set forth in paragraph 4A hereof. Notwithstanding the foregoing, this provision shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information.

6.           Relationship of Parties

In performing services pursuant to this Agreement, CONSULTANT shall act as an independent contractor having sole and exclusive control of his/her/its work and the manner in which it is performed. CONSULTANT shall be free to enter into other consulting agreements that are not in conflict with this Agreement. CONSULTANT shall not be considered an agent or employee of the COMPANY or entitled to participate in any benefits that the COMPANY provides for its employees.

7.           Assignment

Any assignment of this Agreement by CONSULTANT without the written consent of the COMPANY shall be void. The COMPANY may assign this Agreement to any Successor to its business.

8.           Governing Law

This Agreement shall be interpreted and governed by the laws of the State of California, United States of America.

9.           Severability

If any one or more of the provisions of this Agreement shall for any reason be held to be illegal or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement or the validity or enforceability of such provision. The unenforceable provision shall be treated as severable and the remaining provisions shall nevertheless continue in full force and effect, giving maximum effect to the intent of the parties in entering this Agreement.

10.          Previous Agreements

A.  With the exception of the Confidential Separation Agreement and General Release and the items set forth in 10B, below, which shall not be superseded by this Agreement, this Agreement constitutes the entire agreement and understanding of COMPANY and CONSULTANT, and supersedes and replaces all previous agreements and understandings between the parties relative to the rendering of consulting services by CONSULTANT for the COMPANY with respect to SUBJECT.

B.  Notwithstanding anything to the contrary in this Agreement, any provisions of any agreements relating to confidentiality, non-competition, non-disclosure, inventions, and other similar agreements, to the extent not inconsistent with this Agreement, are in addition to, and not superseded by, this Agreement, and shall remain in full force and effect.

C.  In case one or more amendments, modifications or alterations of this Agreement become necessary, COMPANY and CONSULTANT shall negotiate in good faith on such amendments, modifications or alterations. This Agreement may be amended, modified or altered only by an instrument in writing duly executed by both COMPANY and CONSULTANT.

D. For avoidance of doubt, CONSULTANT is permitted to continue to utilize the COMPANY provided laptop, which he previously utilized as an employee, and COMPANY will give CONSULTANT the option to purchase the laptop at the then current fair market value, upon termination of CONSULTANT’s services.

11.          Term and Termination

A.  This Agreement shall be effective April 3, 2018, and unless sooner terminated as provided hereinafter, shall extend to and include April 2, 2019.

B.  This Agreement may be terminated by either party upon seven (7) days written notice given to the other by certified mail or personal delivery.

C.  Notwithstanding the rights of termination set forth in paragraph 11B, and any termination pursuant to such rights, CONSULTANT agrees that (i) the obligations of confidentiality set forth in paragraph 4A shall not end with any termination or expiration of the term of this Agreement; and (ii) the obligations of disclosure, assignment and assistance set forth in paragraph 5 hereof shall conclude upon termination of CONSULTANT’s services.

12.          Notices

The Parties shall give notice under this Agreement: (i) by hand delivery, (ii) by U.S. Postal Service certified mail, return receipt requested, postage prepaid, or (iii) by nationally recognized overnight express delivery service, charges prepaid. Notices shall be addressed as follows:

If to COMPANY:	Second Sight Medical Products, Inc.
12744 San Fernando Road, Suite 400
Sylmar, California, 91342
Attn: Scott Dunbar

If to CONSULTANT:	Robert J. Greenberg M.D. Ph.D.
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███████████████

If notices and payments required under this Agreement are sent by mail to a Party at the address specified, they shall be deemed to have been given or made three (3) business days following the date they were mailed. Notices and payments sent by overnight delivery by a courier who guarantees next day delivery shall be deemed to have been given or made one (1) business day following the date they were sent.

IN WITNESS WHEREOF, COMPANY and CONSULTANT have executed this Agreement on the date(s) set forth below.

SECOND SIGHT MEDICAL PRODUCTS, INC.

DATE:	June 18, 2018	By:	/s/ Will McGuire
Will McGuire
President and CEO

Robert J. Greenberg M.D. Ph.D.

DATE:	June 18, 2018	By:	/s/ Robert J. Greenberg
Robert J. Greenberg M.D. Ph.D.